Exhibit 10.2

security AGREEMENT

This security AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of July 19, 2023 (the “Closing Date”), is entered into among BNI MONTANA, LLC, a Delaware limited liability company (“Grantor”), JGB CAPITAL, LP, JGB PARTNERS, LP, JGB (CAYMAN) BUCKEYE LTD. and any other lender from time-to-time party hereto (collectively, “Lenders”, and each a “Lender”), and JGB COLLATERAL, LLC as collateral agent for Lenders (in such capacity, together with its successors, “Collateral Agent”). Reference is made to that certain Loan and Guaranty Agreement, dated as of November 7, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among, Grantor, BitNile, Inc., a Nevada corporation, Ault Alliance, Inc., a Delaware corporation (f/k/a BitNile Holdings, Inc.), Third Avenue Apartments LLC, a Delaware limited liability company, Alliance Cloud Services, LLC, Delaware limited liability company, Ault Aviation, LLC, a Nevada limited liability company, Ault & Company, Inc., a Delaware corporation, Ault Lending, LLC, a California limited liability company, Milton “Todd” Ault, III, a natural person the Lenders, and the Collateral Agent. It is a condition to that certain First Amendment and Joinder to Loan and Guaranty Agreement dated as of the date hereof that the parties hereto enter into this Agreement to grant a security interest in the Collateral (as defined herein).

The parties hereto hereby agree as follows:

1.       defined terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A or ascribed thereto in the Loan Agreement. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in this Agreement, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of this Agreement, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person.

2.       CREATION OF SECURITY INTEREST

2.1       Grant of Security Interest. Grantor hereby grants to Collateral Agent, for the ratable benefit of Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If the Loan Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are repaid in full in cash.

2.2       Priority of Security Interest. Grantor represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of the Loan Agreement to have superior priority to Collateral Agent’s Lien under the Loan Agreement). If Grantor shall acquire a commercial tort claim with a potential recovery in excess of One Hundred Thousand Dollars ($100,000), Grantor shall promptly notify Collateral Agent in writing and deliver such other information and documents as Collateral Agent may require to take any further action necessary or advisable to perfect Collateral Agent’s Lien in such commercial tort claim. If Grantor shall acquire an instrument outside of the ordinary course of its business, whose value exceeds One Hundred Thousand Dollars ($100,000), then Grantor shall promptly notify Collateral Agent and deliver the same together with an instrument of transfer and any necessary endorsement, all in form satisfactory to Collateral Agent.

2.3       Authorization to File Financing Statements. Grantor hereby authorizes Collateral Agent to file at any time financing statements, continuation statements and amendments thereto with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights hereunder. Such financing statements may describe the Collateral as all assets of Grantor.

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2.4       Pledge of Collateral. Grantor hereby pledges, assigns and grants to Collateral Agent a security interest in all the Equity Interests in which Grantor has any interest together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date, the certificate or certificates for such Equity Interests (if any), to the extent certificated, will be delivered to Collateral Agent, accompanied by a stock power or other appropriate instrument of assignment duly executed in blank. To the extent required by the terms and conditions governing the Equity Interests in which Grantor has an interest, Grantor shall cause the books of each Person whose Equity Interests are part of the Collateral and any transfer agent to reflect the pledge of the Equity Interests. Upon the occurrence and during the continuance of an Event of Default hereunder, Collateral Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Equity Interests) into the name of Collateral Agent and cause new certificates representing such securities to be issued in the name of Collateral Agent or its transferee. Grantor will execute and deliver such documents, and take or cause to be taken such actions, as Collateral Agent may reasonably request to perfect or continue the perfection of Collateral Agent’s security interest in the Equity Interests. Unless an Event of Default shall have occurred and be continuing, Grantor shall be entitled to exercise any voting rights with respect to the Equity Interests in which it has an interest and to give consents, waivers and ratifications in respect thereof, provided that after notice from Collateral Agent following an Event of Default or if Grantor has commenced an Insolvency Proceeding, Grantor’s rights to exercise voting rights with respect to such Equity Interests shall be automatically terminated, and in any event, no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of the Loan Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and during the continuance of an Event of Default.

2.5       Intellectual Property. At the request of Collateral Agent, Grantor shall promptly execute and deliver a separate security agreement with respect to Grantor’s Intellectual Property (“Intellectual Property Security Agreement”), substantially in a form reasonably acceptable to Collateral Agent. Grantor hereby further authorizes the Agent to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any United States state or other country) any such Intellectual Property Security Agreement, and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by Grantor hereunder, without the signature of Grantor where permitted by law, and naming Grantor as debtor, and Collateral Agent as secured party.

3.       Covenants

Grantor hereby agrees to do all of the following:

3.1       Insurance

(a)       Ensure that proceeds payable under any property insurance policy with respect to Collateral are, at Collateral Agent’s option, payable to Collateral Agent, for the ratable benefit of Lenders, on account of the Obligations. To that end, all property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payable, all liability policies shall show, or have endorsements showing, Collateral Agent as an additional insured, in each case, in form satisfactory to Collateral Agent and as set forth on Exhibit B. Notwithstanding the foregoing, Grantor shall not be required to obtain any insurance policies unless and until it has material equipment on its properties.

(b)       Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Grantor shall have the option of applying the proceeds of any casualty policy up to Two Hundred Thousand Dollars ($200,000) in the aggregate per fiscal year toward the prompt replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be Collateral in which Collateral Agent has been granted a first priority security interest and (b) after the occurrence and during the continuance of an Event of Default, all such proceeds shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of Lenders, on account of the Obligations.

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(c)       At Collateral Agent’s request, Grantor shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 3.1 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Collateral Agent, that it will give Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be canceled.

(d)       If Grantor fails to obtain insurance as required under this Section 3.1 or to pay any amount or furnish any required proof of payment upon Collateral Agent’s request, Collateral Agent may make all or part of such payment or obtain such insurance policies required in this Section 3.1 and take any action under the policies as Collateral Agent deems prudent or may direct.

3.2       Collateral Accounts.

Provide Collateral Agent written notice within three (3) Business Days after establishing any Collateral Account at or with any bank, broker or other financial institution identifying the name, address of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor, provided that no balance or assets shall be transferred to such new Collateral Account prior to obtaining an Account Control Agreement as required in accordance with this Section. For each Collateral Account that Grantor at any time maintains except Excluded Accounts, Grantor shall cause the applicable bank, broker or financial institution at or with which any Collateral Account is maintained to execute and deliver an Account Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder.

3.3       Property Locations.

(a)       Provide to Collateral Agent at least ten (10) days’ prior written notice before adding any new offices or business or Collateral locations, including warehouses (unless such new offices or business or Collateral locations qualify as Excluded Locations).

(b)       With respect to any property or assets of Grantor located with a third party, including a bailee, datacenter or warehouse (other than Excluded Locations), Grantor shall, if requested in writing by Collateral Agent, use its commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location, including an acknowledgment from each of the third parties that it is holding or will hold such property, subject to Collateral Agent’s security interest.

(c)       With respect to any property or assets of Grantor located on leased premises (other than Excluded Locations), Grantor shall, if requested in writing by Collateral Agent, use its commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location.

4.       Collateral AGENT’S RIGHTS AND REMEDIES

4.1       Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent is entitled, at the direction of Lenders, without notice or demand, to do any or all of the following:

(a)       verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent may determine is advisable, and notify any Person owing Grantor money of Collateral Agent’s security interest in such funds;

(b)       make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral;

(c)       ratably apply to the Obligations any amount held by Collateral Agent owing to or for the credit or the account of Grantor;

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(d)       ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(e)       deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;

(f)       demand and receive possession of Grantor’s books and records; and

(g)       exercise all rights and remedies available to Collateral Agent and Lenders under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Upon the occurrence and during the continuance of an Event of Default, Grantor shall assemble the Collateral if Collateral Agent requests and make it available as Collateral Agent designates. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Upon the occurrence and during the continuance of an Event of Default, Grantor grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Grantor’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section, Grantor’s rights under all licenses and all franchise agreements inure to Collateral Agent’s benefit. If, after the acceleration of the Indebtedness, Grantor receives proceeds of Collateral, Grantor shall deliver such proceeds to Collateral Agent, for the ratable benefit of Lenders, to be applied to the Obligations.

4.2       Power of Attorney. Grantor hereby irrevocably appoints Collateral Agent (and any of Collateral Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) send requests for verification of Accounts or notify Account Debtors of Collateral Agent’s security interest and Liens in the Collateral; (b) endorse Grantor’s name on any checks or other forms of payment or security; (c) sign Grantor’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (e) make, settle, and adjust all claims under Grantor’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Collateral Agent or a third party as the Code permits; (h) dispose of the Collateral and (i) take such other actions as Collateral Agent determines to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Collateral Agent under this Agreement or the other Loan Documents. Grantor further hereby appoints Collateral Agent (and any of Collateral Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred or is continuing to sign Grantor’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Collateral Agent’s security interest in the Collateral. Collateral Agent’s foregoing appointment as Grantor’s attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) have been fully repaid, in cash, and otherwise fully performed and all commitments to make Loans hereunder have been terminated.

4.3       Protective Payments. If Grantor fails to obtain the insurance called for by Section 3.1 or fails to pay any premium thereon or fails to pay any other amount which Grantor is obligated to pay under this Agreement or any other Loan Document which are required to preserve the Collateral, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Collateral Agent will make reasonable efforts to provide Grantor with notice of Collateral Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

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4.4       Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Collateral Agent shall have the right to apply in any order any funds in its possession, whether payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations, for the ratable benefit of Lenders. Collateral Agent shall pay any surplus to Borrower Representative by credit to the Deposit Account designated by Borrower Representative or as directed by a court of competent jurisdiction. Grantors shall remain liable to Collateral Agent and Lenders for any deficiency. If Collateral Agent, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Collateral Agent may either reduce the Obligations by the principal amount of the purchase price or defer the reduction of the Obligations until the actual receipt by Collateral Agent of cash or immediately available funds therefor.

4.5       Collateral Agent’s Liability for Collateral. So long as Collateral Agent complies with reasonable secured lender practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and applicable law, Collateral Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Grantor bears all risk of loss, damage or destruction of the Collateral.

4.6       No Waiver; Remedies Cumulative. Any failure by Collateral Agent, at any time or times, to require strict performance by Grantor of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent thereafter to demand strict performance and compliance herewith or therewith. Collateral Agent’s rights and remedies under this Agreement and any other Loan Document are cumulative. Collateral Agent has all rights and remedies provided under the Code, by law, or in equity. Collateral Agent’s exercise of one right or remedy is not an election and shall not preclude Collateral Agent from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy is not a waiver, election, or acquiescence.

4.7       Demand Waiver. Grantor waives presentment, demand, notice of default (except to the extent notice of default is required by the Loan Agreement) or dishonor, notice of payment and nonpayment, or notice of any release, compromise, settlement, extension, or renewal of any accounts, documents, instruments or chattel paper that are part of the Collateral.

5.       NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmation of receipt, when sent by electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Collateral Agent, Lenders and Grantor may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 5.

If to Grantor:	BNI MONTANA, LLC c/o Ault Alliance, Inc. 11411 Southern Highlands Pkwy #240 Las Vegas, Nevada 89141 Attention: Email:

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With a copy, not constituting notice, to:	AULT ALLIANCE, INC. 100 Park Avenue, Suite 1658A New York, NY 10017 Attention: Email:

If to Collateral Agent:	JGB COLLATERAL, LLC 21 Charles Street Westport, CT 06880 Attention: Email:

With a copy to (but not constituting notice, and excluding Loan Requests and regular reporting):	HAYNES AND BOONE LLP 30 Rockefeller Plaza, 26th Floor New York, NY 10112 Attention: Greg Kramer Email: gregkramer@haynesboone.com

6.       CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Grantor hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of or Collateral Agent. Grantor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Grantor hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Grantor hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Grantor at the address set forth in, or subsequently provided by Grantor in accordance with, Section 5 hereof and that service so made shall be deemed completed upon the earlier to occur of Grantor’s actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid. Grantor hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, Grantor AGREES THAT IT SHALL NOT SEEK FROM COLLATERAL AGENT UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 6 shall survive the termination of this Agreement.

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7.       GENERAL PROVISIONS

7.1       Termination Prior to Term Loan Maturity Date; Survival; Release of Collateral. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full, in cash and all commitments to extend credit pursuant to the Loan Agreement have terminated (such date, the “Discharge Date”). Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination. Promptly after the Discharge Date, Lenders shall direct Collateral Agent to deliver evidence of the release of Collateral.

7.2       Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Grantor may not assign this Agreement or any rights or obligations except in connection with a permitted assignment of Grantor’s rights or obligations under the Loan Agreement.

7.3       Amendments in Writing; Waiver; Integration. No purported amendment or modification of this Agreement, or waiver, discharge or termination of any obligation under this Agreement, shall be effective except, pursuant to an agreement in writing by the parties thereto, and in case of this Agreement, pursuant to an agreement in writing entered into by Lenders, Grantor and Collateral Agent, provided that Collateral Agent’s approval shall not be required for any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Obligations that are otherwise permitted by the terms of this Agreement to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of Collateral Agent therein; (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of Grantor’s Obligations under this Agreement in the case of a merger or consolidation or sale of all or substantially all of the assets of Grantor, as applicable; or (iv) making any change that would provide any additional rights or benefits to the Collateral Agent or that does not adversely affect the legal rights under this Agreement or any other Loan Document of Collateral Agent. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver of any provision of any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver.

7.4       Appointment of Collateral Agent. Each Lender hereby appoints Collateral Agent to act on behalf of Lenders as collateral agent under this Agreement and the other Loan Documents, and to hold and enforce any and all Liens on Collateral granted by any of the Grantors to secure any of the Obligations. The provisions of this Section 7.4 are solely for the benefit of Collateral Agent and Lenders.

7.5       Other Provisions. The terms of Sections 11.3, 11.5, 11.6, 11.9, 11.10, 11.12, 11.13, 11.14 and 11.15 of the Loan Agreement are incorporated herein by reference, it being understood that references to the “parties” shall include Collateral Agent.

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[signature page to PLEDGE and SECURITY agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

Grantor:

BNI MONTANA, LLC, a Delaware limited liability company

By: BITNILE, INC., its manager

By
Name:
Title:

COLLATERAL AGENT:
JGB COLLATERAL LLC
By
Name:
Title:
LENDERS:
JGB PARTNERS, LP
By
Name:
Title:
JGB CAPITAL, LP
By
Name:
Title:
JGB (CAYMAN) BUCKEYE LTD
By
Name:
Title:

Exhibit A

Defined terms

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of the Loan Parties party hereto described on Exhibit C, and any Equity Interests pledged pursuant to Section 2.4 hereof.

“Collateral Agent” has the meaning set forth in the preamble of this Agreement.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

EXHIBIT B

REQUIREMENTS FOR INSURANCE DOCUMENTATION

Contact Information for Insurance Documentation:

JGB Collateral, LLC, as collateral agent

21 Charles Street

Westport, CT 06880

Document Requirements:

Document	Requirement
1. Certificate of Liability Insurance (ACORD FORM 25)	• JGB Collateral, LLC and its successors and assigns, as collateral agent, to be designated as “Additional Insured”. • JGB Collateral, LLC name and address to be listed as Certificate Holder.
General Liability Endorsement (Additional Insured Endorsement)	• JGB Collateral, LLC and its successors and assigns, as collateral agent, to be named in additional insured endorsement.
2. Evidence of Commercial Property Insurance (ACORD FORM 28)

•    All-risk commercial property insurance incurring all of Grantor’s property

•    JGB Collateral, LLC and its successors and assigns, as collateral agent, to be designated as “Lender’s Loss Payable,” with Lender’s Loss Payable provision designated.

•    JGB Collateral, LLC name and address to be designated in Name and Address of Additional Interest.

•    Insured locations to include all locations of Grantor listed in the Perfection Certificate

Commercial Property Endorsement (Lender’s Loss Payable Endorsement)

•    JGB Collateral, LLC, and its successors and assigns, as collateral agent, to be scheduled and designated as “Lender Loss Payable” by endorsement

•    Lender loss payable clause with stipulation that coverage will not be cancelled without a minimum 30 days’ notice of cancellation.

EXHIBIT C

COLLATERAL DESCRIPTION

The Collateral consists of all of Grantor’s right, title and interest in and to the following personal property wherever located, whether now owned or existing or hereafter acquired, created or arising:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, commercial tort claims, Documents, Instruments (including any promissory notes), Chattel Paper (whether tangible or electronic), cash, Deposit Accounts, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other Investment Property, Supporting Obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all of Grantor’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds (both cash and non-cash) and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include the following “Excluded Property”: (i) any permit or governmental authorization to which Grantor is a party or any of its rights or interests thereunder if and only to the extent that the grant of a security interest hereunder is prohibited by or a violation of any law, rule or regulation applicable to Grantor, (ii) property owned by Grantor that is subject to a purchase money Lien or capitalized lease obligation if the agreement pursuant to which such Lien is granted (or the document providing for such capitalized lease obligation) prohibits, or requires the consent of any Person other than the Grantors which has not been obtained as a condition to, the creation of any other Lien on such property, (iii) any “intent-to-use” trademark application or (iv) such portion of the voting Equity Interests of any Foreign Subsidiary in excess of 65% of the issued and outstanding voting Equity Interests of such Foreign Subsidiary at any time the pledging of more than 65% of the total outstanding voting Equity Interests of such Foreign Subsidiary would result in a material adverse tax consequence to Grantor; provided further, however, that at all times the Collateral shall include all Accounts and all proceeds of the foregoing Excluded Property.